                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 11, 2002

                                ----------------

                           PRUDENTIAL FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

          New Jersey                001-16707                   22-3703799
(State or other jurisdiction     (Commission File            (I.R.S. Employer
       of incorporation)              Number)                Identification No.)


                                751 Broad Street
                            Newark, New Jersey 07102
              (Address of principal executive offices and zip code)

                                 (973) 802-6000
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         A jury in an action in Ohio State Court has awarded $11.7 million in compensatory damages and $250 million in punitive damages against Prudential Securities Incorporated, a wholly owned subsidiary of Prudential Financial, Inc. The awards were made in connection with the class action case of Dale Burns et al. vs. Prudential Securities Inc. and Jeffrey Pickett, in which a former Prudential Securities financial advisor was alleged to have transferred, without authorization, his clients' equity mutual funds into fixed income funds in October 1998. Prudential believes the damages were not legally justified, and it plans to ask the court to set them aside. If that is unsuccessful, Prudential intends to appeal the award.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2002        Prudential Financial, Inc.

                              By: /s/  Anthony S. Piszel
                              ------------------------------------------------
                              Name: Anthony S. Piszel
                              Title: Controller (Principal Accounting Officer)

                                       -3-